GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT made as of February 23, 2001,

BY:

PACIFIC STRATUS VENTURES LTD., a British Columbia company having an office at 707 - 1030 West Georgia Street, Vancouver, B.C., V6E 2Y3

(the "Debtor")

OF THE FIRST PART

IN FAVOUR OF:

606282 B.C. LTD., a British Columbia company having a registered and records office at Suite 218, 470 Granville Street, Vancouver, B.C., V6C 1V5

(the "Secured Party")

OF THE SECOND PART

1. SECURITY INTEREST

1.1 Creation of Security Interest. The Debtor, as continuing security for the repayment and performance of each of the Obligations (as defined herein) of the Debtor to the Secured Party hereby grants to the Secured Party a continuing, specific and fixed assignment, transfer, mortgage, charge and security interest in all of the Debtor's property, assets, rights and undertaking of every nature, item and kind, both real or personal, now or at any time and from time to time, acquired, owned or held, wherever situate, and including, without limiting the generality of the foregoing:

(i) Accessions. All increases, additions, accretions and accessions to, and all extensions, reversions, renewals, continuations, or replacement of any of the Collateral (as hereinafter defined) (collectively, the "Accessions");

(ii) Accounts. All debts, accounts, claims and monies which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor or on which the Debtor now or hereafter has any other interest, and also all securities, bills, notes and other documents now held or owned or which may be hereafter taken, held, or owned by the Debtor or anyone on behalf of the Debtor in respect of the said debts, accounts, claims and monies, and any part thereof (collectively, the "Accounts");

(iii) Chattel Paper. All chattel paper in which the Debtor now or hereafter has an interst, and any part thereof (the "Chattel Paper");

(iv) Documents of Title. All documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which the Debtor now or hereafter has an interest, and any part thereof (collectively, the "Documents of Title");

(v) Equipment. All gods in which the Debtor now or hereafter has an interest (other than inventory or consumer goods) and any part thereof, including, without limitation, all tolls, apparatus, fixtures, plant, machinery, furniture, chattels, vehicles, vessels,, air conditioning, heating, ventilating, electrical, mechanical, plumbing, communications and data systems, elevators, escalators, and other conveyancing devices, boilers, furnaces, carpets, blinds, window coverings, curtains, awnings, lighting fixtures, doors, windows, demising walls and partitions, wiring, pipes, conduits, seasonal directions, and the equipment described in Schedule "A" hereto or any schedule hereafter annexed hereto (collectively, the "Equipment");

(vi) Instruments. All letters of credit, advices of credit and all other instruments in which the Debtor now or hereafter has an interest, and any part thereof (collectively, the "Instruments");

(vii) Intangibles. All intangible property of whatever kind in which the Debtor now or hereafter has an interest including, without limitation, all of the Debtors choses in action, contractual rights, agreements, leases of personal property, licence rights, licenses, permits, goodwill, patents, trade marks, tradenames, quotas, industrial designs, copyrights and other industrial or intellectual property (collectively, the "Intangibles");

(viii) Inventory. All personal property of whatever kind and wherever situated, which now or hereafter forms part of the inventory of the Debtor, in which the Debtor now or hereafter has an interest, including without limitation, all goods, merchandise, raw materials, goods in process, work-in-progress, finished goods and other tangible personal property now or hereafter held for sale, lease, resale or exchange or furnished or to be furnished under contracts for service or that are used or consumed in the business of the Debtor, and any part thereof (colletively, the "Inventory");

(ix) Money. All money in which the Debtor now or hereafter has an interest, and any part thereof (the "Money");

(x) Proceeds. All proceeds and personal property in any form derived directly or indirectly from any dealing with the Collateral or any part thereof and all proceeds of proceeds and any part thereof (collectively, the "Proceeds");

(xi) Records. All books, papers, documents, writings, tapes, magnetic or other machine readable data and records, and all other information, however, stored, recording or relating to any of the Collateral (collectively, the "Records"); and

(xii) Securities. All shares, stock, warrants, bonds, debentures, debenture stock, mortgages and other securities in which the Debtor now or hereafter has any interest, and any part thereof (collectively, the "Securities").

1.2 Exclusions. The security interest granted hereby shall not extend or apply to and the Collateral shall not include:

(i) any personal property held in trust by the Debtor and lawfully belonging to others;

(ii) the last day of the term reserved by any lease or any agreement therefor provided that the Debtor shall hold such last day in trust for the Secured Party and, upon default, will assign the same as directed by the Secured Party, or

(iii) any consumer goods of the Debtor.

1.3 Floating Charge. As security for the repayment and the performance of each of the Obligations (as defined herein), the Debtor grants a floating charge to the Secured Party on all the Debtor's interest in real, immovable and leasehold property, including without limitation, all fixtures, crops, permits, licenses, easements, rights of way, privileges, and improvements, both present and future other than such as are validly and effectively charged under Section 1.1 or excluded under Section 1.2.

1.4 Nature of Security Interest. Notwithstanding the Debtor's right to deal with the Inventory in the ordinary course of business as provided herein, the security interests created by Section 1.1 shall operate as fixed and specific mortgages and charges of all of the Collateral presently existing, and with respect to all future Collateral, shall operate as fixed and specific mortgages and charges of such future Collateral which shall attach the moment the Debtor acquires any right or interest therein. The security interests created by Section 1.3 are intended as a floating charge which shall attach at the same time as provided for the security interest created under Section 1.1.

1.5 Attachment. The security interest created hereby is intended to attach:

(i) to existing Collateral when this Security Agreement is executed by the Debtor, and

(ii) to Collateral subsequently acquired by the Debtor immediately upon the Debtor acquiring rights in such Collateral.

The Debtor acknowledges and confirms that value has been given and that the Debtor has rights in the Collateral.

1.6 Where Consent Required. Nothing herein shall constitute an assignment or attempted assignment of any right, privilege, benefit, contract, permit, policy or other document or instrument which by the provisions thereof or by law is not assignable or which requires the consent of any third party to its assignment unless such is attained. In each such case the Debtor shall, unless the Secured Party otherwise agrees in writing, forthwith obtain the consent of any necessary third party to its assignment hereby and for its further assignment by the Secured Party to any third party who may acquire same as a result of Secured Party's exercise of remedies after an Event of Default. Upon such consents being obtained or waived, this Security Agreement shall apply thereto without regard to this Section 1.6 and without the necessity of any further assurance to effect the assignment thereof.

1.7 Pending Consents. In any case to which Section 1.6 applies unless and until consent to assignment is obtained as therein provided, the Debtor shall, to the extent it may do so by law or pursuant to the provisions of the document or interest therein referred to, hold all benefits to be derived therefrom in trust for the Secured Party as additional security for performance of the Obligations and shall deliver up all such benefits to the Secured Party forthwith upon demand by the Secured Party.

1.8 Statement. The Debtor acknowledges that a security interest is taken in all of the Debtor's present and after acquired property, except the last day of the term of any lease and consumer goods.

2. DEFINITIONS

2.1 Collateral. The property, assets, rights and undertaking charged hereunder, including all of such Accessions, Accounts, Chattel Paper, Documents of Title, Equipment, Instruments, Intangibles, Inventory, Money, Proceeds, Records and Securities together with all increases, additions, improvements and accessions thereto, and all substitutions or any replacements thereof are, unless otherwise specified, herein referred to as the "Collateral".

2.2 Defined Terms. Unless the context otherwise requires or unless otherwise specified, all the terms used herein without initial capitals which are defined the Personal Property Security Act, 1989 (British Columbia) or the regulations thereunder, as they may be amended, restated or replaced by successor legislation of comparable effect (collectively, the "PPSA"), have the same meaning herein as in the PPSA.

3. OBLIGATIONS SECURED

3.1 Obligations Secured. The Collateral constitutes and will constitute continuing security for the following obligations (collectively, the "Obligations") of the Debtor to the Secured Party:

(i) Indebtedness. The prompt payment, as and when due and payable, of all amounts now or hereafter owing by the Debtor to the Secured Party, including by way of guarantee or indemnity, whether now existing or hereafter incurred, matured or unmatured, direct, indirect, joint or several, or contingent including any extensions and renewals thereof, and all future advances and re-advances; and

(ii) Performance of Agreements. The strict performance and observance by the Debtor of all agreements, warranties, representations, covenants and conditions of the Debtor made pursuant to this Security Agreement or any other agreement between the Debtor and the Secured Party all as now in effect or as hereafter entered into or amended.

3.2 Continuing Liability. If the security interest in the Collateral is not sufficient, in the event of default, to satisfy all Obligations of the Debtor, the Debtor acknowledges and agrees that the Debtor shall continue to be liable for any Obligations remaining outstanding and the Secured Party shall be entitled to pursue full payment thereof.

3.3 Reduction of Obligations. The Obligations may be reduced to zero from time to time without affecting the validity, perfection or enforceability of this Security Agreement or the security interests created hereby until this Security Agreement is discharged in accordance with Section 11.7.

4. DEBTOR'S REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. The Debtor represents and warrants, and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant, that:

(i) Incorporations, Licenses and Qualifications. The Debtor, if a company, is duly incorporated, properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and all necessary corporate proceedings of the Debtor and all other things necessary have been done to authorize and make the creation of this Security Agreement and its delivery to the Secured Party legal, valid and binding upon the Debtor;

(ii) No Other Corporate Names or Styles. The Debtor does not carry on business under or use any name or style other than the name(s) specified in this Security Agreement;

(iii) Enforceability. This Security Agreement constitutes a valid and legally binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject only to bankruptcy, insolvency or other statutes or judicial decisions affecting the enforcement of creditors' rights in general and to general principles of equity;

(iv) Ownership and Collateral Free of Encumbrances. The Collateral is genuine and owned by the Debtor free of all security interests, mortgages, liens, claims, charges, whether fixed or floating, or other encumbrances (hereinafter collectively called "Encumbrances"), save for the security interest or other Encumbrances hereafter approved in writing by the Secured Party prior to their creation or assumption;

(v) Corporate Power. The Debtor has good right and lawful authority to enter into this Security Agreement and to grant a security interest in the Collateral as provided by this Security Agreement;

(vi) Insurance. The Collateral is insured in accordance with the terms hereof;

(vii) Account Debtor. Each Account, Chattel Paper, Security and Instrument constituting the Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor");

(viii) Amounts Due from Account Debtor. The amount represented by the Debtor to the Secured Party from time to time as owing by each Account Debtor or by all Account Debtors shall, to the best of the Debtor's knowledge, be the correct amount actually and unconditionally owing by such Account Debtor, except for normal cash discounts where applicable, and no Account Debtor will have any defence, set off, claim or counterclaim against the Debtor which can be asserted against the Secured Party, whether in any proceeding to enforce the Collateral or otherwise;

(ix) Places of Business of Debtor. The locations specified in Schedule "B" as to business operations and records are accurate and complete and with respect to goods (including Inventory) constituting the Collateral, the locations specified in Schedule "B" are accurate and complete save for goods in transit to such locations and Inventory on lease or consignment; and all fixtures or goods about to become fixtures and all crops and all oil, gas or other minerals to be extracted and all timber to be cut which forms part of the Collateral will be situate at one of such locations;

(x) No Actions or Material Adverse Changes. There is no action or proceeding pending or to the knowledge of the Debtor threatened against the Debtor before any court, administrative agency, tribunal, arbitrator, government or governmental agency or any fact known to the Debtor and not disclosed to the Secured Party which might involve any material adverse change in the properties, business, prospects or condition of the Debtor, or which questions the validity of this Security Agreement or any other material agreement to which the Debtor is a party (or the Debtor's ability to perform its obligations under this Security Agreement) and there are no outstanding judgments, writs of execution, work orders, injunctions or directives against the Debtor or its properties;

(xi) Reliance and Survival. All representations and warranties of the Debtor made herein or in any certificate or other document delivered by or on behalf of the Debtor for the benefit of the Secured Party are material and shall be true and correct at and as of the time of execution and delivery of this Security Agreement and shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect without time limit and the Secured Party shall be deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Secured Party at any time;

(xii) Non-conflict. Neither the execution nor the performance of this Security Agreement requires the approval of any regulatory agency having jurisdiction over the Debtor nor is this Security Agreement in contravention of or in conflict with the articles, by-laws or resolutions of the directors or shareholders of the Debtor or of the provisions of any agreement to which the Debtor is a party or by which any of its property may be bound or of any statute, regulation, by-law, ordinance, or other law, or of any judgment, decree, award, ruling or order to which the Debtor or any of its property may be subject;

(xiii) No Default. The Debtor is not in breach of any agreement to which it is a party; and

(xiv) Financial Information. In all information and financial statements supplied for the benefit of the Secured Party, the Debtor has made no untrue statement of any material fact, and has revealed all material facts the omission of which would make such information and statements misleading. The Debtor has disclosed all facts which materially adversely affect or, so far as the Debtor can reasonably foresee, will materially adversely affect the business, properties, prospects or financial condition of the Debtor or the ability of the Debtor to perform its obligations hereunder and all accounting information and financial statements supplied for the benefit of the Secured Party have been prepared in accordance with generally accepted accounting principles.

5. DEBTOR'S COVENANTS

5.1 Covenants. Unless compliance with the following covenants is waived by the Secured Party in writing or unless non-compliance with any such covenant is otherwise consented to by the Secured Party by written agreement with the Debtor, the Debtor covenants and agrees:

(i) Keep Collateral in Good Repair. To keep the Collateral in good order, condition and repair;

(ii) Conduct of Business. To carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral;

(iii) Servicing of Payables. To pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of the Debtor or the Collateral as and when the same become due and payable;

(iv) Compliance with Agreements and Laws. Not to use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation, court order or ordinance;

(v) Maintenance of Security Interests. To fully and effectually maintain and keep maintained the security interests hereby created valid and effective;

(vi) Encumbrances. To keep the Collateral free from all Encumbrances, except for the security interest and those Encumbrances hereafter approved in writing by the Secured Party prior to their creation or assumption;

(vii) No Accessions or Fixtures. To prevent the Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement or from becoming a Fixture unless the security interests herein created rank prior to the interests of all other persons in the realty;

(viii) Records. To keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor's business as well as accurate and complete records concerning the Collateral;

(ix) Marking the Records and Collateral. To mark, or otherwise take appropriate steps to identify, any and all records and the Collateral at the Secured Party's request so as to indicate the security interest hereby created;

(x) Inspection of Records and Collateral. To permit the Secured Party and its representatives, at all reasonable times, access to all of the Debtor's assets and undertakings and to all of its books and accounts and all of its records for the purpose of inspection and shall permit the Secured Party to have temporary custody of, make copies of any take extracts from such books, records and reports and the Debtor shall render all assistance necessary for such inspection;

(xi) Access to Computer Information. In the event that the use of a computer system is required to access any information and data which the Secured Party is entitled to access and examine hereunder, the Debtor will allow the Secured Party the use of its computer system for such purpose and will provide assistance in that regard and if for any reason such information and data cannot be accessed and retrieved at the Debtor's premises the Secured Party may remove the medium in which such information or data is stored from the Debtor's premises to any other place which has a computer system that will give the Secured Party the opportunity to retrieve, record or copy such information and data and the Secured Party is hereby authorized to reproduce and retain a copy of any such information and data in any format whatsoever;

(xii) Notification. To notify the Secured Party promptly of:

(1) Acquisitions. The details of any significant acquisition of the Collateral;

(2) Litigation. The details of any claims or litigation affecting the Debtor or the Collateral;

(3) Damage. Any loss or damage to the Collateral;

(4) Account Debtor Default. Any default by any Account Debtor in payment or other performance of his obligations with respect to the Collateral; and

(5) Repossession. The return to or repossession by the Debtor of the Collateral:

(xiii) Change of Places of Business, Collateral and Names. The Debtor will not change its places of business, chief executive office, the location of any of the Collateral, or the records in respect thereof or change its name or any name or style under which it carries on business without giving to the Secured Party 20 day's prior written notice of the change or of the new name or style, as applicable;

(xiv) Notice of Default by Debtor. The Debtor will give to the Secured Party notice of any default by the Debtor pursuant to any of the Collateral promptly upon becoming aware of the occurrence of such default, but in all events, if the Debtor is aware of the default, in sufficient time to afford to the Secured Party an opportunity to cure any such default prior to any other party to the Collateral having any right to terminate any of the Collateral by reason of such default;

(xv) Delivery of Documents. To deliver to the Secured Party from time to time promptly upon request:

(1) Documents of Title. Any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to the Collateral and upon such delivery where applicable, duly endorse the same for transfer in blank or as the Secured Party may direct;

(2) Books of Account. All computer software, disks, tapes, drums and cards, all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral or the Debtor's business for the purpose of inspecting, auditing or copying the same;

(3) Financial Statements. All financial statements prepared by or for the Debtor regarding the Debtor's business;

(4) Policies of Insurance. All policies and certificates of insurance relating to the Collateral;

(5) Agreements. All agreements, licences, permits, and consents relating to the Collateral and the Debtor's business; and

(6) Other Information. Such information concerning the Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may request;

(xvi) Insurance. To insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as the Secured Party shall reasonably direct with loss payable to the Secured Party and the Debtor, as insureds, as their respective interests may appear, and to pay all premiums therefor;

(xvii) Risk. The Debtor will bear the sole risk of any loss, damage, destruction or confiscation of or to the Collateral during the Debtor's possession hereunder or otherwise after default hereunder;

(xviii) Defend Proceedings. To defend the title to the Collateral, at its own expense, against the claims and demands of all persons;

(xix) Costs. To pay all costs, charges and expenses, including the actual amount of all legal expenses on a solicitor and own client basis, which may be incurred by the Secured Party in:

(1) negotiating, preparing, executing, perfecting, protecting, registering and enforcing this Security Agreement and other documents whether or not relating to this Security Agreement;

(2) taking, recovering, keeping, possessing, inspecting or investigation title to the Collateral;

(3) generally in any proceedings taken to enforce the remedies under this Security Agreement or otherwise is relation to the Collateral or by reason of non-payment or procuring payment of the money secured by this Security Agreement; and

(4) the perpetual registration of any financing statement registered in connection with the security interests hereby created;

(xx) No Distributions. The Debtor will not pay, declare, or set aside for payment any dividends or other distributions in cash or in specie on account of the Debtor's capital nor reduce its capital in any manner;

(xxi) Restrictions on Sale or Disposal of the Collateral. Except as herein provided, without the prior written consent of the Secured Party, the Debtor will not:

(1) sell, exchange, transfer, assign, lease, or otherwise dispose of the Collateral or any interest therein;

(2) release, surrender or abandon possession of the Collateral; or

(3) move or transfer the Collateral from its present location,

provided that until default, the Debtor may, without the consent of the Secured Party, sell or lease Inventory in the ordinary course of the Debtor's business or substitute Equipment which has become worn out, damaged or otherwise unsuitable for its purpose, on conditions that the Debtor substitute for such Equipment, property of equal value free from all Encumbrances, except in favour of the Secured Party and the substituted property shall become part of the Collateral as soon as the Debtor acquires any interest in it;

(xxii) Proceeds in Trust. The Debtor shall be deemed to hold all Proceeds in trust, separate and apart from other Money, Instruments or property, for the benefit of the Secured Party until all amounts owing by the Debtor to the Secured Party have been paid in full;

(xxiii) Performance by Debtor. The Debtor shall observe and perform all the obligations imposed on the Debtor by or in respect of the Collateral, maintain the Collateral in good standing and not do or permit to be done anything to impair and not omit to do anything that would impair the security interest hereby created and the Debtor will not default under any provisions of any of the Collateral or, without the prior written consent of the Secured Party, amend the Collateral or give any consent, concession or waiver or exercise any option of the Debtor permitted by such terms, or cancel or terminate the Collateral or accept the surrender thereof;

(xxiv) No Amalgamation. The Debtor will not change the nature of its business or amalgamate or otherwise merge with any person or permit all of or a substantial portion of its property to become the property of any other person, whether in one or in a series of transactions, and the Debtor shall not do any act or thing that would materially adversely affect its business, property, prospects or financial condition; and

(xxv) Further Assurances. At the Secured Party's request, to forthwith and from time to time execute and deliver such further and other documents and shall perform such acts which may be necessary or advisable in order to confirm and perfect, and maintain perfection of, the security interests hereby created in favour of the Secured Party upon any of the Collateral.

5.2 Use and Verification of the Collateral. The Debtor may, until default, possess, operate, collect, use and enjoy and deal with the Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions hereof; provided always that the Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to the Secured Party or its agents access to all places where the Collateral may be located and to all premises occupied by the Debtor.

5.3 Securities. If the Collateral at any time includes Securities, the Debtor authorizes the Secured Party to transfer the same or any part thereof into its own name or that of its nominee(s) so that the Secured Party or its nominee(s) may appear on record as the sole owner thereof; provided that, until default, the Secured Party shall deliver promptly to the Debtor all notices or other communications received by it or its nominee(s) as such registered owner and. upon demand and receipt of payment of any necessary expenses thereof, shall issue to the Debtor or its order a proxy to vote and take all action with respect to such Securities. After default, the Debtor waives all rights to receive any notices or communications received by the Secured Party or its nominee(s) as such registered owner and agrees that no proxy issued by the Secured Party to the Debtor or its order as aforesaid shall thereafter be effective.

6. PERFORMANCE OF OBLIGATIONS

Upon the Debtor's failure to perform any of its obligations hereunder, the Secured Party may but shall not be obligated to, perform any or all of such duties, without prejudice to any other rights the Secured Party may have hereunder, and the Debtor shall pay to the Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by the Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of 15% per annum.

7. COLLECTION OF ACCOUNTS

7.1 Collection of Accounts. The Secured Party may, whether before or after default under this Security Agreement, notify and direct any Account Debtor to make all payments whatever to the Secured Party. The Secured Party may hold all amounts acquired from any Account Debtor and any Proceeds as part of the Collateral.

7.2 Trust Provisions. Any payments received by the Debtor whether before or after notification to Account Debtors, shall be held by the Debtor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Debtor and shall be turned over to the Secured Party not later than the next business day following the day of their receipt.

8. EVENTS OF DEFAULT

8.1 Events of Default. The happening of any of the following events or conditions shall constitute default hereunder which is herein referred to as an "Event of Default":

(i) Performance of Obligation. The Debtor defaults in the payment or performance of any of the Obligations;

(ii) Breach of the Agreement. The failure by the Debtor to observe or perform any obligation, covenant, warranty, representation, term, provision or condition contained in this Security Agreement or any other agreement between the Debtor and the Secured Party;

(iii) Death if Individual. The death of or a declaration of incompetency by a court of competent jurisdiction with respect to the Debtor, if an individual;

(iv) Bankruptcy, Insolvency. The bankruptcy or insolvency of the Debtor: the filing against the Debtor of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by the Debtor; the appointment of a receiver or trustee for the Debtor or for any assets of the Debtor or the institution by or against the Debtor of any other type of insolvency proceeding under the Bankruptcy Act or otherwise;

(v) Commit Act of Bankruptcy. The Debtor commits or threatens to commit an act of bankruptcy;

(vi) Dissolution, Winding Up. The institution by or against the Debtor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Debtor;

(vii) Court Proceedings. If any execution, sequestration, extent or other process of any court becomes enforceable against the Debtor or if a distress or analogous process is levied upon the assets of the Debtor or any part thereof;

(viii) Charge Against Collateral. If any right of distress is levied or is threatened to be levied against the Collateral or if any Encumbrance affecting the Collateral becomes enforceable against the Collateral;

(ix) Subsequent Security Interest. If, without the prior written consent of the Secured Party, the Debtor creates or permits to exist any security interest in, charge, encumbrance or lien over, or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security interest hereby created;

(x) Sale in Bulk. If the Debtor ceases or demonstrates an intention to cease to carry on its business or makes or agrees to make a bulk sale of assets without complying with applicable law;

(xi) Cease to Carry on Business. The Debtor ceases or threatens to cease to carry on business;

(xii) Destruction of Collateral. Any material portion of the Collateral is damaged or destroyed;

(xiii) False Representations. If any certificate, statement, representation. warranty or audit report heretofore or hereafter furnished by or on behalf of the Debtor pursuant to or in connection with this Security Agreement, or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to the Secured Party to extend any credit to or to enter into this or any other agreement with the Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against the Debtor; or if upon the date of execution of this Security Agreement, there has been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit report, which change was not disclosed to the Secured Party at or prior to the time of such execution;

(xiv) Other Default. The Debtor makes default in the due payment, performance or observance, in whole or in part, of any charge or encumbrance upon the Collateral which ranks or could in any event rank in priority to or pari passu with the security interests hereby created; and

(xv) Performance Impaired. The Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

8.2 Crystallisation. The floating charge created by Section 1.3 shall become a fixed charge when the Secured Party proceeds to enforce payment of the Obligations.

8.3 Demand Obligations. The fact that this Security Agreement provides for Events of

Default and rights of acceleration shall not derogate from the demand nature of any Obligation payable on demand.

8.4 Waiver Not to Effect Subsequent Breach. The Secured Party may waive any Event of Default or any breach by the Debtor of any of the provisions contained in the Security Agreement. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived. No act or omission of the Secured Party shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Debtor or the rights of the Secured Party resulting therefrom. Any such waiver must be in writing and signed by the Secured Party to be effective.

9 SECURED PARTIES REMEDIES ON DEFAULT

9.1 Powers of Secured Party. Upon the occurrence of any Event of Default all of the Obligations shall become immediately due and payable without notice to the Debtor, and the Secured Party may, at its option, proceed to enforce payment of same and to exercise any or all of the rights and remedies contained herein, including without limitation, the signification and collection of the Debtor's Accounts, or otherwise afforded by law, in equity or otherwise. The Secured Party shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and the Secured Party expressly retains all rights and remedies not inconsistent with the provisions herein including all the rights it may have under the PPSA, and, without restricting the generality of the foregoing, the Secured Party may upon such Event of Default:

(i) Appointment of Receiver. Appoint by instrument in writing a receiver, receiver-manager or receiver and manager (the person so appointed is hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead:

(ii) Enter and Repossess. Enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession and the Debtor hereby grants to the Secured Party a license to occupy any premises of the Debtor for the purpose of storage of the Collateral;

(iii) Retain the Collateral. Retain and administer the Collateral in the Secured Party's sole and unfettered discretion, which the Debtor hereby acknowledges is commercially reasonable;

(iv) Carry on Business. Carry on or concur in the carrying on of all or any part of the business of the Debtor and may, in any event, to the exclusion of all others, including the Debtor, enter upon, occupy and use all premises of or occupied by the Debtor and use any of the personal property (which shall include fixtures) of the Debtor for such time and such purposes as the Secured Party sees fit and may employ and discharge any persons upon the terms and at the remuneration the Secured Party considers proper, and to do all things necessary to carry on the business of the Debtor and to protect the Collateral, however, the Secured Party shall not be liable to the Debtor for any neglect in so doing or in respect of any rent, costs, charges, depreciation or damages in connection therewith;

(v) Preserve Collateral. Preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable; and

(vi) Dispose of the Collateral. Sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, and at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as the Secured Party may deem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the Proceeds of any such sale, lease or other disposition until the monies therefor are actually received.

9.2 Forbearance Not Waiver. No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

9.3 Extensions of Time. The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle or grant releases and discharges and otherwise deal with the Debtor, sureties and others or with the Collateral and other security as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize the Security Interest.

9.4 Remedy Defaults. The Secured Party may remedy any default by the Debtor hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor.

9.5 Use of Debtor's Name. The Secured Party may demand, collect and sue on the Collateral in either the Debtor's or the Secured Party's name, at the Secured Party's option, and may endorse the Debtor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting the Collateral.

9.6 Rights Cumulative. All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement, now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

9.7 Assemble the Collateral. To assist the Secured Party in the implementation of such rights and remedies the Debtor will, at its own risk and expense and at the Secured Party's request, assemble and prepare for removal of such items of the Collateral as are selected by the Secured Party and shall, in the Secured Party's sole judgment, have a value sufficient to cover all the Obligations.

9.8 No Liability For Failure to Exercise Remedies. The Secured Party shall not be liable or accountable for any delay or failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Collateral. The Secured Party shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Secured Party, the Debtor or any other person in respect of the Collateral or against any Account Debtor.

9.9 Limitation of Liability. The Secured Party shall not be liable by reason of any entry into or taking possession of any of the Collateral hereby charged or intended so to be or any part thereof, to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or any act or omission for which a secured party in possession might be liable. The Debtor acknowledges and agrees that any and all payments, responsibilities, obligations and liabilities in respect of the Collateral shall remain those of the Debtor and no such payments, responsibilities, obligations or liabilities are assigned hereby nor are assumed or incurred by the Secured Party hereunder.

9.10 Release by Debtor. The Debtor hereby releases and discharges the Secured Party and the Receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Debtor or any person claiming through or under the Debtor by reason or as a result of any act or omission of the Secured Party or any successor or assign claiming through or under the Secured Party or the Receiver under the provisions of this Security Agreement unless such claim is the result of dishonesty or gross neglect.

9.11 Performance by Secured Party. Nothing herein shall obligate the Secured Party to assume or perform any obligation of the Debtor to any third party in respect or arising out of the Collateral. The Debtor agrees to indemnify and save harmless the Secured Party from any and all claims of such third parties. The Secured Party may however at its option assume or perform any such obligations which the Secured Party considers necessary or desirable to obtain the benefit of the Collateral, or any part thereof, free of any set-off, deduction or abatement and any money so expended by the Secured Party shall form part of the Obligations and shall bear interest at the highest rate per annum from time to time charged by the Secured Party on any of the other Obligations.

10 APPOINTMENT OF RECEIVER

10.1 Agent of Debtor. Any Receiver appointed by the Secured Party shall be deemed the agent of the Debtor and not the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any such Receiver, his servants, agents or employees.

10.2 Powers of Receiver. Subject to the provisions of the instrument appointing him and to the extent permitted by law, any Receiver shall have all the powers of the Secured Party hereunder and, in addition, shall have power, to the exclusion of all others including the Debtor, to enter upon, use and occupy all premises owned or occupied by the Debtor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Debtor's business or as security for loans or advances to enable him to carry on the Debtor's business or otherwise, as such Receiver shall, in their discretion, determine.

10.3 Money paid to Secured Party. Except as may be otherwise directed by the Secured Party, all Money received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Secured Party.

10.4 Payment of Expenses. The Debtor agrees to pay all costs, charges and expenses reasonably incurred by the Secured Party or any Receiver appointed by the Secured Party, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses and Receiver remuneration), in preparing or enforcing this Security Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of the Collateral and in enforcing or collecting Obligations and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by the Secured Party or any Receiver appointed by it, as permitted hereby, shall be a first charge on the Proceeds of realization, collection or disposition of the Collateral and shall be secured hereby.

10.5 Application of Proceeds. Subject to the claims if any of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of the Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

(i) in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and client basis) incurred by the Secured Party in connection with or incidental to:

(1) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

(2) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

(ii) in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Indebtedness; and

(iii) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

10.6 Deficiency. If the amounts realized from the disposition of the Collateral are not sufficient to pay all of the monetary Obligations in full, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

10.7 Notices. The Secured Party will give the Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of the Collateral is to be made, as may be required by the PPSA.

11 MISCELLANEOUS

11.1 Ongoing Filings. The Debtor hereby authorizes the Secured Party to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any permitted Encumbrances affecting the Collateral or identifying the locations at which the Debtor's business is carried on and the Collateral and records relating thereto) as the Secured Party may deem appropriate to perfect on an ongoing basis and continue the security interest, to protect and preserve the Collateral and to realize upon the security interest.

11.2 Power of Attorney. The Debtor hereby irrevocably constitutes and appoints the Secured Party (or the President from time to time of the Secured Party if the Secured Party is incorporated) the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever or wherever it may be deemed necessary or expedient. The Debtor hereby declares that the irrevocable power of attorney granted hereby being coupled with an interest, is given for valuable consideration and is irrevocable.

11.3 Copy of Agreement. The Debtor hereby acknowledges receipt of a copy of this Security Agreement and waives all right to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

11.4 Set Off of Amounts Owing to Debtor. Without limiting any other right of the Secured Party, whenever any Obligations are immediately due and payable or the Secured Party has the right to declare any Obligations to be immediately due and payable (whether or not it has so declared), the Secured Party may, in its sole discretion, set off against any monetary Obligations and all amounts then owed to the Debtor by the Secured Party in any capacity, whether or not due, and the Secured Party shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on the Secured Party's records subsequent thereto.

11.5 Waiver of Protest. The Debtor waives protest of any instrument constituting the Collateral at any time held by the Secured Party on which the Debtor is in any way liable and, subject to paragraph 10.7 hereof, notice of any other action taken by the Secured Party. In any action brought by an assignee of this Security Agreement and the security interest or any part thereof to enforce any rights hereunder, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or hereafter may have against the Secured Party.

11.6 Notices. Whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given if delivered to it or sent by prepaid registered mail addressed to it at its address herein set forth or as changed pursuant hereto. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.

11.7 Discharge. Upon payment and performance by the Debtor of the Obligations the Secured Party shall upon request in writing by the Debtor deliver up this Security Agreement to the Debtor and shall at the expense of the Debtor cancel and discharge the security interests hereby created and execute and deliver to the Debtor such documents as shall be requisite to discharge the security interests hereby created.

11.8 No Obligation to Make Advances. Nothing herein shall obligate the Secured Party to make any advance or loan or further advance or extend credit to the Debtor.

11.9 Security Interests Effective Immediately. Neither the execution of, nor any filing with respect to this Security Agreement shall bind the Secured Party to grant any credit to the Debtor, but the security interest hereby created shall take effect forthwith upon the execution of this Security Agreement by the Debtor.

11.10 Statutory Waivers. To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protection given by the provisions of any existing or future statute which imposes limitations upon the rights, remedies or powers of a Secured Party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

11.11 Provisions Reasonable. The Debtor acknowledges that the provisions of this Security Agreement and, in particular, those respecting rights, remedies and powers of the Secured Party and any Receiver against the Debtor, its business and any Collateral upon an Event of Default, are commercially reasonable and not manifestly unreasonable.

11.12 Release of Information. The Debtor hereby authorizes the Secured Party to provide a copy of this Security Agreement and such other information (including full details of the Obligations) as may be requested of the Secured Party by persons entitled thereto under the PPSA.

11.13 No Merger. This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

12 INTERPRETATION

12.1 Joint and Several Obligations. If more than one person executes this Security Agreement as Debtor the obligations of all such persons shall be joint and several.

12.2 Amendments. Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

12.3 Headings. The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

12.4 Interpretation. When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

12.5 Severability. In the event any provisions of this Security Agreement, as amended form time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

12.6 Governing law. This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of British Columbia as the same may from time to time be in effect, including, where applicable, the PPSA.

12.7 Enurement. This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of the date first written above.

EXECUTED by
PACIFIC STRATUS VENTURES LTD.	PACIFIC STRATUS VENTURES LTD.
in the presence of:	per: /s/ "Harry Chew"
/s/ "Teri-Lyn Duke"	Authorized Signatory
Witness

SCHEDULE "A"DESCRIPTION OF SPECIFIC PROPERTY

- NIL -

SCHEDULE "B"

Location of Collateral

1. 707 - 1030 West Georgia Street, Vancouver, B.C.

ASSIGNMENT OF DEBT AND SECURITY

THIS ASSIGNMENT dated as of February 23, 2001.GRANTED BY:

PACIFIC STRATUS VENTURES LTD., a British Columbia company having an office at 707 - 1030 W. Georgia Street, Vancouver, B.C., V6E 2Y3

(the "Assignor")

OF THE FIRST PART

IN FAVOUR OF:

606282 B.C. LTD., a British Columbia company having a registered and records office at 218 - 470 Granville Street, Vancouver, B.C., V6C 1V5

(the "Assignee")

OF THE SECOND PART

WHEREAS:A. Pursuant to a loan agreement dated as of February 23, 2001, among the Assignor, the Assignee, David J. L. Williams and Harry Chew (the "Loan Agreement"), the Assignee agreed to lend to the Assignor the sum of $400,000;

B. Pursuant to an agreement among the Assignor, Control Zone Interactive Inc. (previously Cockpit Collection Ltd.) ("Control Zone") and Thierry Annez de Taboada dated September 6, 2000 (the "Control Zone Loan Agreement"), the Assignor agreed to lend to Control Zone the sum of $750,000 (the "Control Zone Debt");

C. As security for the Control Zone Debt, Control Zone has issued promissory notes to the Assignor in the amount of the Control Zone Note and has granted a general security interest in all its assets and undertaking (the "Control Zone Security") to the Assignor, as evidenced by a General Security Agreement made effective October 31, 2000 (the "Control Zone GSA") and as evidenced by registration of the Control Zone Security in the British Columbia Personal Property Registry on November 1, 2000 under base registration number B3859267 (the "Control Zone Registration");

D. Pursuant to the terms of the Loan Agreement and as security for the Loan, the Assignor wishes to assign to the Assignee all of the Control Zone Debt and the Control Zone Security.

NOWTHEREFORE IN CONSIDERATION OF the sum of $10.00 now paid by the Assignee to the Assignor and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Assignor), the Assignor hereby covenants and agrees as follows:

1. Assignment of Control Zone Debt: the Assignor hereby absolutely and irrevocably grants, assigns, transfers, conveys and sets over unto the Assignee the Control Zone Debt, together with all instruments (negotiable or otherwise), notes, bills, securities and other documents relating, evidencing or securing the Control Zone Debt, to hold and receive the same unto the Assignee and its successors and assigns, with full power to demand, sue for and collect amounts owing in connection therewith at the Assignee's option in the name of the Assignor or in the Assignee's own name.

2. Limitation on Assignment: the Assignor acknowledges and agrees that the Assignee assumes none of the obligation or liabilities of the Assignor pursuant to the Control Zone Loan Agreement and under no circumstances shall the Assignee be liable for any such obligations or liabilities. The Assignor hereby agrees to indemnify and save the Assignee harmless from and against any and all liability arising from the Control Zone Loan Agreement.

3. Assignment of Control Zone Security: the Assignor hereby assigns and transfers to the Assignee all of the Assignors right, title and interest in and to the Control Zone Security and the Control Zone GSA, to hold and receive the same unto the Assignee and its successors and assigns, with full power to demand, sue for and collect amounts owing in connection therewith at the Assignee's option in the name of the Assignor or in the Assignee's own name.

4. PPR Registration: the Assignor hereby permits the Assignee to register a notice of the assignment of the Control Zone Security to the Assignee in the PPR and consents to an amendment to the Control Zone Registration.

5. Enurement: this Agreement will enure to the benefit of and be binding upon the parties and their respective personal representatives, successors and assigns.

IN WITNESS WHEREOF the Assignor has executed this Assignment as of the day and year first above written.

EXECUTED by
PACIFIC STRATUS VENTURES LTD	PACIFIC STRATUS VENTURES LTD
in the presence of:	per: /s/ "Harry Chew"
/s/ "Teri-Lyn Duke"	Authorized Signatory
Witness